Exhibit 10.5

MASTER SERVICING AGREEMENT

Dated as of April 16, 2007

among

Domino’s Pizza Master Issuer LLC,

certain Subsidiaries of Domino’s Pizza Master Issuer LLC

party hereto,

Domino’s Pizza LLC,

as Master Servicer,

Domino’s Pizza NS Co.,

as a servicer,

and

Citibank, N.A.,

as Trustee

- i -

EXHIBIT A – JOINDER AGREEMENT

EXHIBIT B – POWER OF ATTORNEY

- ii -

MASTER SERVICING AGREEMENT

This MASTER SERVICING AGREEMENT, dated as of April 16, 2007 (this “Agreement”), is entered into by and among Domino’s SPV Guarantor LLC, a Delaware limited liability company, Domino’s Pizza Master Issuer LLC, a Delaware limited liability company, Domino’s Pizza Franchising LLC, a Delaware limited liability company, Domino’s Pizza International Franchising Inc., a Delaware corporation, Domino’s Pizza Distribution LLC, a Delaware limited liability company, Domino’s IP Holder LLC, a Delaware limited liability company, Domino’s SPV Canadian Holding Company Inc., a Delaware corporation, Domino’s Pizza Canadian Distribution ULC, a Nova Scotia unlimited company, Domino’s Pizza LLC, a Michigan limited liability company, Domino's Pizza NS Co., a Nova Scotia unlimited company, Citibank, N.A., as trustee, together with any other Securitization Entity that becomes party to this Agreement by execution of a joinder substantially in the form attached hereto as Exhibit A. For all purposes of this Agreement, capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in Annex A to the Base Indenture (as defined below); provided, however that the term “Master Servicer”, when in reference to (a) the servicing of the Serviced Assets of Canadian Distributor, shall mean the Canadian Manufacturer, and (b) the servicing of all other Serviced Assets shall mean DPL; provided, further that the term “Master Servicer” shall mean only DPL with respect to Article 3 and Sections 2.7, 2.8 and 8.2 herein. All other representations, warranties and covenants of or about DPL made herein are repeated herein with respect to the Canadian Manufacturer, as applicable, as though fully set forth herein.

RECITALS

WHEREAS, the Master Issuer and the other Co-Issuers have entered into a Base Indenture (the “Base Indenture”), dated as of the date of this Agreement, with the Trustee, pursuant to which the Master Issuer and the other Co-Issuers shall issue series of notes (the “Notes”) from time to time, on the terms described therein. Pursuant to the Base Indenture and the Global G&C Agreement, as security for the indebtedness represented by the Notes and the other Obligations, the Master Issuer and the other Securitization Entities are and will be granting to the Trustee on behalf of the Secured Parties, a security interest in the Collateral;

WHEREAS, from and after the date hereof, all New Franchise Arrangements will be originated by the Franchisors;

WHEREAS, from time to time, the Master Issuer or the Franchisors may purchase or repurchase, as the case may be, the Franchise Arrangement and/or lease with a third party landlord entered into with respect to a Store and undertake to operate such Store (a “Repurchased Store”) until such time as a New Franchise Arrangement is entered into with respect to such Repurchased Store;

WHEREAS, each of the Securitization Entities desires to have the Master Servicer operate any Repurchased Store in accordance with the Servicing Standard;

WHEREAS, each of the Securitization Entities desires to have the Master Servicer enforce its rights and powers and perform its duties and obligations under the Serviced Documents to which it is party in accordance with the Servicing Standard;

WHEREAS, each of the Securitization Entities desires to have the Master Servicer enter into certain agreements and acquire and dispose of certain assets from time to time on its behalf, in each case in accordance with the Servicing Standard;

WHEREAS, the IP Holder desires to appoint the Master Servicer as its agent for providing comprehensive intellectual property development, enforcement, maintenance, protection, defense, management, licensing, contract administration and other duties or services in connection with the Securitization IP and the Overseas IP in accordance with the Servicing Standard;

WHEREAS, the Master Servicer desires to enforce such rights and powers and perform such obligations and duties, all in accordance with the Servicing Standard; and

WHEREAS, each of the Securitization Entities desires to enter into this Agreement to provide for, among other things, the servicing of the respective rights and powers and the performance of the respective duties and obligations of the Securitization Entities, as applicable, under or in connection with the Holding Companies Contribution Agreement, the IP Assets Contribution Agreement, the DPL Contribution Agreement, the Domino’s International Contribution Agreement, the Domestic Distribution Assets Contribution Agreement, the SPV Guarantor Contribution Agreement, the Third-Party License Agreements, the Existing Franchise Arrangements, the New Franchise Arrangements, the Securitization IP, the Overseas IP, the IP License Agreements, the PULSE Assets, the Third-Party Supply Agreements, the Product Purchase Agreements, the Requirements Agreements, the Distribution Agreements, the Repurchased Stores, and any other assets acquired by the Securitization Entities (the “Serviced Assets”), by the Master Servicer, all in accordance with the Servicing Standard.

NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.1 Certain Definitions. Capitalized terms used herein but not otherwise defined herein or in Annex A to the Indenture shall have the following meanings

“Agreement” has the meaning set forth in the preamble hereto.

“Asset Resale Servicer Advance” has the meaning set forth in SECTION 2.2 hereof.

“Base Indenture” has the meaning set forth in the recitals hereto.

“Confidential Information” means information (including Know-How) treated as confidential and proprietary by its owner that is disclosed by a party hereto (“Discloser”), either directly or indirectly, in writing or orally, to another party hereto (“Recipient”).

“Conveyed Assets” has the meaning ascribed to such term in the Domino’s International Contribution Agreement.

“Current Practices” means, in respect of any action or inaction, the practices, standards and procedures of Domino’s Pizza LLC and its Subsidiaries (including, without limitation, the Former Franchisors and Former Distributors) as performed or that have been performed immediately prior to the Initial Closing Date.

“Defective New Asset” means any New Asset that does not meet the applicable requirements of ARTICLE 5.

“Defective Asset Damages Amount” means with respect to any Post-Closing Collateral Franchise Document that is a Defective New Asset, an amount equal to the product of (i) the quotient obtained by dividing (A) the absolute value of the sum of all Collections under such Post-Closing Collateral Franchise Document received during the 12-month period immediately preceding the date such Post-Closing Collateral Franchise Document became a Defective New Asset minus the aggregate amount of related Excluded Amounts received during such period, by (B) the aggregate amount of all Collections received under all Collateral Franchise Documents during such 12-month period minus the aggregate amount of related Excluded Amounts received during such period and (ii) the Aggregate Outstanding Principal Amount.

“Discloser” has the meaning ascribed to such term in the definition of “Confidential Information.”

“Disentanglement” has the meaning set forth in SECTION 6.2(a) hereof.

“Disentanglement Period” has the meaning set forth in SECTION 6.2(a)(ii) hereof.

“Distribution Services” means, in a manner consistent with the Servicing Standard, the acquisition, storage and delivery of equipment, supplies and Products for resale to Franchisees, owners of Company-Owned Stores and to other Persons on behalf of the Securitization Entities, including enforcing and performing the duties and obligations of the Securitization Entities under the Distribution Agreements and the Company-Owned Requirements Agreement.

“Former Distributors” means, collectively, the Canadian Manufacturer, Domino’s International and DPL.

“Former Franchisors” means, collectively, DPL and Domino’s International.

“Franchisee Financing Program” means any financing program facilitated by a Securitization Entity pursuant to which a Franchisee receives financing from a third-party lender to open or operate a Store.

“Future Brand Assets” has the meaning set forth in SECTION 5.2(a)(i) hereof.

“Improvements” shall mean the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the real property constituting a part of each Owned Property.

“Indemnitee” has the meaning set forth in SECTION 2.8 hereof.

“Independent Accountants” has the meaning set forth in SECTION 3.2 hereof.

“IP Development Services” means the conception, development, creation and/or acquisition of After-Acquired IP Assets, including the filing, prosecution and maintenance of any applications and/or registrations with respect thereto, after the Initial Closing Date by the Master Servicer (or its agents) as each Securitization IP Holder’s agent, and in the name and stead of each Securitization IP Holder.

“IP Management Services” means the following services performed and actions taken on behalf of each Securitization IP Holder, in each case to the extent that the Master Servicer determines that such action is necessary or advisable, in accordance with the Servicing Standard:

(a) maintaining, enforcing and defending each Securitization IP Holder’s rights in and to the Securitization IP and the Overseas IP, including diligently prosecuting trademark applications and maintaining registrations for the Trademark Assets, timely filing statements of use, applications for renewal and affidavits of use and/or incontestability and paying all fees required by applicable law; searching and clearing the Trademarks included in the After-Acquired IP Assets; responding to third-party oppositions of trademark applications or registrations; responding to any office action or other examiner requests; conducting searches, monitoring and taking appropriate actions to oppose or contest any applications or registrations for Trademarks that are likely to cause confusion with or to dilute, or otherwise violate any Securitization IP Holder’s rights in or to, the Trademark Assets;

(b) enforcing each Securitization IP Holder’s legal title in and to the Securitization IP and the Overseas IP and exercising each Securitization IP Holder’s rights, and performing each Securitization IP Holder’s obligations, under each IP License Agreement, including ensuring that any use of the Securitization IP and the Overseas IP satisfies the quality control provisions of such IP License Agreement and is in compliance with all applicable laws;

(c) applying for registration of Copyrights and timely filing maintenance and registration fees;

(d) diligently prosecuting applications (including divisionals, continuation-in-parts, provisionals, and reissues) and maintaining the registrations for any Patents, including timely paying all maintenance and registration fees required by applicable law and responding to office actions, requests for reexamination, interferences and any other patent office requests or requirements;

(e) maintaining registrations for all material domain names included in the Securitization IP and the Overseas IP;

(f) in the event that the Master Servicer becomes aware of any imitation, infringement, dilution, misappropriation and/or unauthorized use of the Securitization IP and the Overseas IP, or any portion thereof, taking reasonable actions to protect, police and enforce such Securitization IP and the Overseas IP, including, as appropriate, (i) preparing, issuing and responding to and further prosecuting cease and desist, demand and notice letters and requests for a license; and (ii) commencing, prosecuting and/or resolving a claim or suit against such imitation, infringement, dilution, misappropriation and/or the unauthorized use of the Securitization IP and the Overseas IP, and seeking all appropriate monetary and equitable remedies in connection therewith;

(g) performing such functions and duties, and preparing and filing such documents, as are required under the Base Indenture or the Global G&C Agreement to be performed, prepared and/or filed by the Securitization IP Holders, including:

(i) causing each Securitization IP Holder to execute and recording such financing statements (including continuation statements) or amendments thereof or supplements thereto or such other instruments as the Trustee, the Control Party and the Securitization Entities together may from time to time reasonably request in connection with the security interests in the Securitization IP and the Overseas IP granted by each Securitization IP Holder to the Trustee; provided that such requests are consistent with the standards and obligations set forth in the Base Indenture or the Global G&C Agreement; and

(ii) causing each Securitization IP Holder to execute grants of security interests or any similar instruments as the Trustee, the Control Party and the Securitization Entities together may from time to time reasonably request; provided that such requests are consistent with the standards and obligations set forth in the Base Indenture or the Global G&C Agreement that are intended to evidence such security interests in the Securitization IP and the Overseas IP and recording such grants or other instruments with the relevant authority including the U.S. Patent and Trademark Office, the U.S. Copyright Office or any applicable foreign intellectual property office as may be agreed upon by the parties to such agreements;

(h) taking such actions on behalf of each Securitization IP Holder as the Master Issuer may reasonably request that are expressly required by the terms, provisions and purposes of the IP License Agreements;

(i) causing each Securitization IP Holder to enter into license agreements with any Securitization Entity, including any Additional Securitization Entity, granting the right to use the Securitization IP and the Overseas IP.

(j) preparing for execution by each Securitization IP Holder or any other appropriate Person of all documents, certificates and other filings as each Securitization IP Holder shall be required to prepare and/or file under the terms of the IP License Agreements; and

(k) paying or arranging for payment or discharge of taxes and Liens levied on or threatened against the Securitization IP and the Overseas IP.

“IP Services” means, collectively, the IP Development Services and the IP Management Services.

“Master Servicer Termination Event” has the meaning set forth in SECTION 6.1 hereof.

“New Asset” means a Post-Closing Collateral Franchise Document or an After-Acquired IP Asset.

“New Asset Addition Date” means, with respect to any New Asset, the earliest of (i) the date on which such New Asset is acquired by, or developed for the benefit of, a Securitization Entity, (ii) the later of (a) the date upon which the closing occurs under the applicable contract giving rise to such New Asset and (b) the date upon which all of the diligence contingencies in the contract for purchase of the applicable New Asset expire and the Securitization Entity acquiring such New Asset no longer has the right to cancel such contract and (iii) the date on which a Securitization Entity begins receiving Collections with respect to such New Asset.

“New Included Country” means an Included Country in which no Stores were operated under the System as of the Initial Closing Date.

“Notes” has the meaning set forth in the recitals hereto.

“Offering Memorandum” means the final offering memorandum, dated April 4, 2007, relating to the Notes being issued on the Initial Closing Date.

“Owned Property” means, collectively, those parcels of real property in which any Securitization Entity owns the fee estate, together with any Improvements thereon.

“Post-Closing Collateral Franchise Document” means any Collateral Franchise Document entered into by any of the Securitization Entities (including any renewal) after the Initial Closing Date.

“Post-Closing Owned Property” means any Owned Property acquired after the Initial Closing Date.

“Post-Opening Services” means, to the extent required by the Franchise Arrangements (a) the maintenance of a continuing advisory relationship with Franchisees, including consultation in the areas of marketing, merchandising and general business operations, (b) the provision to each Franchisee of the applicable standards for the Domino’s Brand, (c) the use of reasonable efforts to maintain standards of quality, cleanliness, appearance and service at all Stores and (d) the collection and administration of the Advertising Fees and the direction of the development of all advertising and promotional programs for the Domino’s Brand or any Future Brand.

“Power of Attorney” means the authority granted by each Securitization IP Holder to the Master Servicer pursuant to a Power of Attorney in substantially the form set forth as Exhibit B hereto.

“Pre-Opening Services” means, to the extent required by the Franchise Arrangements, (a) the provision to each Franchisee of standards for the design, construction, equipping and operation of any Store owned and operated by such Franchisee and the approval of locations meeting such standards, (b) the provision to individuals designated by the Franchisee of the applicable Franchisor’s then current initial training program corresponding to the Domino’s Brand or any Future Brands, as the case may be, at one or more training centers designated by the Master Servicer, (c) the provision to each Franchisee of operating procedures to assist such Franchisee in complying with the applicable Franchisor’s standard methods of record keeping, controls, staffing, quality control, training requirements and production methods and (d) the provision to each Franchisee of assistance in the pre-opening, opening and initial operation of the franchise as the Master Servicer deems advisable for purposes of complying with the applicable Franchise Arrangements.

“Prior Terms” means, in respect of each type of contract included in New Domestic Franchise Arrangements, the contractual terms and provisions, exclusive of the applicable rates for Initial Franchise Fees or Continuing Franchise Fees, Advertising Fees and similar fees and expenses, that were generally prevailing for agreements of such type, entered into by the Former Franchisors on or before the Initial Closing Date.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“QIB/QP” means any Person that, at the time of its acquisition of any Note, is both a QIB and a QP.

“QP” means any Person that is a qualified purchaser for purposes of Section 2(a)(51) of the Investment Company Act.

“Recipient” has the meaning ascribed to such term in the definition of “Confidential Information.”

“Refranchising Servicer Advance” has the meaning set forth in SECTION 2.2(a) hereof.

“Repurchased Store” has the meaning set forth in the recitals hereto.

“Securitization IP Holders” means collectively, the IP Holder and any Additional IP Holders.

“Serviced Assets” has the meaning set forth in the recitals hereto.

“Serviced Document” means any contract, agreement, arrangement or understanding relating to any of the Serviced Assets, including, without limitation, the Holding Companies Contribution Agreement, the IP Assets Contribution Agreement, the DPL Contribution Agreement, the Domino’s International Contribution Agreement, the SPV Guarantor Contribution Agreement, the Domestic Distribution Assets Contribution Agreement, the Third-Party License Agreements, the International Franchisee PULSE Agreements, the Existing Franchise Arrangements, the New Franchise Arrangements, the IP License Agreements, any agreement between a Domino’s Entity and a third party that is a PULSE Asset, the Company-Owned Stores Requirements Agreement and the Distribution Agreements.

“Servicer Advance Reimbursement Amount” means, as of any date, the sum of (a) the amount of any unreimbursed Refranchising Servicer Advances made in respect of any Refranchising Asset Disposition that has been consummated on or before such date and the proceeds thereof have been deposited into the Collection Account or a Concentration Account on or before such date and (b) the amount of any unreimbursed Asset Resale Servicer Advances made in respect of any Asset Resale Disposition that has been consummated on or before such date and the proceeds thereof have been deposited into the Collection Account or a Concentration Account on or before such date.

“Services” means the servicing and administration of the Serviced Assets in accordance with the terms of this Agreement, the Indenture, the other Related Documents and the Serviced Documents, including, without limitation:

(a) calculating and compiling information required in connection with any report to be delivered pursuant to any Related Document (other than the Back-Up Management Agreement);

(b) preparing and filing of all tax returns and tax reports required to be prepared by any Securitization Entity;

(c) performing the duties and obligations of the Securitization Entities pursuant to the Related Documents;

(d) performing the duties and obligations of the Securitization Entities required pursuant to the Franchise Arrangements, including, without limitation, collecting payments under the Franchise Arrangements, providing each Franchisee party to a Franchise Arrangement with operations assistance, access to advertising and marketing materials, information and program updates and ongoing training programs for such Franchisee and its employees;

(e) preparing, for the Franchisors, New Franchise Arrangements, including, without limitation, adopting variations to the forms of agreements used in documenting New Franchise Arrangements and preparing and executing documentation of franchise transfers, terminations, renewals, site relocations and ownership changes;

(f) preparing, for the Distributors, new Distribution Agreements;

(g) preparing and filing, for the Master Issuer and the Franchisors, franchise offering circulars to comply in all material respects with applicable federal, state and foreign laws;

(h) preparing, for any Securitization Entity, New Third-Party License Agreements;

(i) ensuring material compliance by the Master Issuer and each Franchisor with franchise industry-specific government regulation and applicable laws;

(j) performing the obligations of the Securitization Entities under the Serviced Documents, including entering into new Serviced Documents from time to time;

(k) enforcing and providing legal services with respect to the Serviced Assets, including enforcing the Collateral Franchise Documents;

(l) providing accounting and financial reporting services;

(m) establishing and/or providing quality control services and standards with respect to the promulgation and maintenance of standards for food, equipment, suppliers and distributors;

(n) monitoring industry conditions and adapting accordingly to meet changing consumer needs;

(o) administering and facilitating any Franchisee Financing Programs;

(p) formulating and implementing growth and business strategies and causing any applicable Securitization Entity to enter into new joint venture, strategic partnership and licensing arrangements;

(q) supporting the development of new products for and increased brand awareness of the Domino’s Brand, and, if applicable, any Future Brands;

(r) the Pre-Opening Services;

(s) the Post-Opening Services;

(t) the IP Services;

(u) the Distribution Services; and

(v) any and all activities that the Master Servicer deems necessary or convenient in connection with the foregoing.

“Servicing Period” has the meaning set forth in SECTION 8.1 hereof.

“Servicing Standard” means standards that (a) are consistent with Current Practices or, to the extent of changed circumstances, practices, technologies, strategies or implementation methods, such standards as the Master Servicer would implement or observe if the Serviced Assets were owned by the Master Servicer; (b) will enable the Master Servicer to comply in all material respects with all of the duties and obligations of the Securitization Entities under the Related Documents and each Collateral Franchise Document; (c) are in material compliance with all applicable Requirements of Law; and (d) with respect to the use and maintenance of the Securitization IP Holders’ rights in and to the Securitization IP and Overseas IP, those standards imposed by the IP License Agreements.

“Subservicer” means any subservicer that has entered into a Subservicing Arrangement with the Master Servicer or the Canadian Manufacturer.

“Subservicing Arrangement” means an arrangement whereby the Master Servicer or the Canadian Manufacturer engages any other Person to perform certain of its duties under this Agreement; provided that any agreement between the Master Servicer and third-party vendors pursuant to which the Master Servicer purchases a specific product or service including, without limitation, the Distribution Agreements, shall not be considered to be a Subservicing Arrangement.

“Successor Servicer” means any successor to the Master Servicer selected by the Control Party upon the resignation or removal of the Master Servicer pursuant to the terms of this Agreement.

“Trademark Assets” means any trademarks, service marks, trade dress, designs, logos, or other indicia of origin, whether registered or unregistered, and all registrations and applications therefor and all goodwill of any business associated and connected therewith or symbolized thereby, included in the Securitization IP or the Overseas IP.

“Trustee” has the meaning set forth in the preamble hereto.

“Trustee Indemnitee” has the meaning set forth in SECTION 2.8 hereof.

“Weekly Canadian Servicing Fee” means the amount set forth in SECTION 2.7(b).

“Weekly Master Servicing Fee” means the sum of the amounts set forth in SECTIONS 2.7(a)(i) and 2.7(a)(ii).

SECTION 1.2 Other Defined Terms.

(a) Each term defined in the singular form in SECTION 1.1 or elsewhere in this Agreement shall mean the plural thereof when the plural form of such term is used in this Agreement and each term defined in the plural form in SECTION 1.1 shall mean the singular thereof when the singular form of such term is used herein.

(b) The words “hereof,” “herein,” “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

SECTION 1.3 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

SECTION 1.4 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

ARTICLE 2

ADMINISTRATION AND SERVICING OF SERVICED ASSETS

SECTION 2.1 Domino’s Pizza LLC to Act as the Master Servicer.

(a) Engagement of the Master Servicer. The Securitization Entities hereby engage and authorize the Master Servicer and the Master Servicer hereby accepts such engagement to perform the Services in accordance with the terms of this Agreement and, except as otherwise provided herein, the Servicing Standard. With respect to the IP Services, the Master Servicer shall perform such IP Services in accordance with the Servicing Standard unless a Securitization IP Holder determines, in its sole discretion, that additional action is necessary or desirable in furtherance of the protection of the Securitization IP or the Overseas IP. The Master Servicer shall have full power and authority, acting alone and subject only to the specific requirements and prohibitions of this Agreement, the Indenture and the other Related Documents, to do and take any and all actions, or to refrain from taking any such actions, and to do any and all things in connection with performing the Services which the Master Servicer may deem necessary or desirable. The Canadian Manufacturer will perform all Services for the Canadian Distributor. Without limiting the generality of the foregoing, but subject to the provisions of this Agreement, the Indenture and the other Related Documents, including, without limitation, SECTION 2.9, the Master Servicer, in connection with performing the Services, is hereby authorized and empowered to execute and deliver, in the Master Servicer’s own name (in its capacity as Master Servicer) or in the name of any Securitization Entity, on behalf of any Securitization Entity or the Trustee, as the case may be, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Serviced Assets, including, without limitation, consents to sales, transfers or encumbrances of a franchise by any Franchisee or consents to assignments and assumptions of the Franchise Arrangements by any Franchisee in accordance with the terms thereof.

(b) Actions to Perfect Security Interests. Subject to the terms of the Base Indenture and any applicable Series Supplement, the Master Servicer shall take those actions that are required under the Related Documents to maintain continuous perfection and priority (subject to Permitted Liens) of any Securitization Entity’s and the Trustee’s respective interests in the Collateral. Without limiting the foregoing, the Master Servicer shall file or cause to be filed the financing statements on Form UCC 1 (or the PPSA, as the case may be), and assignments and/or amendments of financing statements on Form UCC 3 (or the PPSA, as the case may be), and other filings required to be filed in connection with each Contribution Agreement, the IP License Agreements, the Securitization IP, Overseas IP, the Base Indenture, the other Related Documents and the transactions contemplated thereby.

(c) Ownership of Securitization IP and Overseas IP. All Securitization IP and Overseas IP, including all After-Acquired IP Assets, shall be owned exclusively by the Securitization IP Holders. The Master Servicer shall assign and transfer, and hereby does irrevocably assign and transfer, to the Securitization IP Holders all right, title and interest to any Securitization IP that the Master Servicer may acquire or develop and will take all appropriate measures to record any such assignments at the Master Servicer’s sole cost and expense. The Securitization IP Holders and Master Servicer expressly agree that, to the fullest extent allowed by law, Copyrights included in the After-Acquired IP Assets shall be considered a “work made for hire,” as that term is defined in Section 101 of the United States Copyright Act, as amended. All use of the Securitization IP and Overseas IP hereunder, and any goodwill that may arise from the provision of the Services by the Master Servicer, shall inure solely to the benefit of the Securitization IP Holders.

(d) Grant of Power of Attorney. In order to provide the Master Servicer with the authority to perform and execute its duties and obligations as set forth herein, each Securitization IP Holder hereby agrees to execute, upon request of the Master Servicer, a Power of Attorney, which Powers of Attorney shall terminate in the event that the Master Servicer’s rights under this Agreement are terminated as provided herein.

(e) Franchisee Insurance. The Master Servicer acknowledges that, to the extent that it is named as a “loss payee” or “additional insured” under any Franchisee Insurance Policies, it will use commercially reasonable efforts to cause it to be so named in its capacity as the Master Servicer, and the Master Servicer shall promptly remit to the Trustee for deposit in the Collection Account any Franchisee Insurance Proceeds received by it or by any Securitization Entity under any Franchisee Insurance Policy to the extent such Franchisee Insurance Proceeds relate to any Franchise Arrangements. The Master Servicer shall use commercially reasonable efforts to cause the applicable Securitization Entity to be named as “loss payee” or “additional insured” under all Franchisee Insurance Policies at the earliest time such Franchisee Insurance Policies are issued, renewed or replaced after the date hereof.

(f) Master Servicer Insurance. The Master Servicer agrees to maintain adequate insurance in accordance with industry standards and consistent with the type and amount maintained by the Master Servicer on the Initial Closing Date. Such insurance will cover each of the Securitization Entities, as an additional insured or loss payee, to the extent that such Securitization Entity has an insurable interest therein.

(g) Collection of Payments; Remittances; Collection Account. The Master Servicer shall cause the collection of all amounts owing under the terms and provisions of each Serviced Document in accordance with the Servicing Standard.

(h) Collections. The Master Servicer shall use commercially reasonable efforts to cause all Collections due and to become due to any Securitization Entity to be deposited into a Concentration Account or the Collection Account, as the case may be, in accordance with Section 5.8 of the Base Indenture.

(i) Deposit of Misdirected Funds; No Commingling; Misdirected Payments. The Master Servicer shall promptly deposit into any Concentration Account, as determined by the Master Servicer, by the second Business Day immediately following actual knowledge of the receipt thereof by the Master Servicer or any of its Affiliates and in the form received or in cash, all payments received by the Master Servicer or any of its Affiliates in respect of the Serviced Assets incorrectly sent to the Master Servicer or any of its Affiliates. The Master Servicer shall not commingle with its own assets and shall keep separate, segregated and appropriately marked and identified all Serviced Assets and any other property comprising any part of the Collateral, and for such time, if any, as such Serviced Assets or such other property are in the possession or control of the Master Servicer to the extent such Serviced Assets or such other property is Collateral, the Master Servicer shall hold the same in trust for the benefit of the Trustee and the Secured Parties (or, following termination of the Indenture, the applicable Securitization Entity). Additionally, the Master Servicer shall notify the Trustee in writing of any amounts incorrectly deposited into the Collection Account, and arrange for the prompt remittance by the Trustee of such funds from the Collection Account to the Master Servicer. The Trustee shall have no obligation to verify any information provided to it by the Master Servicer hereunder and shall remit such funds to the Master Servicer based solely on the notification it receives from the Master Servicer.

(j) Other Amounts Received. The Master Servicer shall cause all amounts received, other than Collections, to be deposited directly into an account maintained by Domino’s Pizza LLC or its Affiliates (other than the Securitization Entities) and not subject to the Lien of the Trustee pursuant to the Related Documents.

SECTION 2.2 Servicer Advances.

(a) The Master Servicer may (but shall in no event be obligated to) advance from its own funds, if in its sole discretion it deems such advance recoverable, any amounts used to effect a Refranchising Asset Disposition transaction, including amounts related to the acquisition of assets disposed of later in such a transaction (such amounts, “Refranchising Servicer Advances”).

(b) The Master Servicer may (but shall in no event be obligated to) advance from its own funds, if in its sole discretion it deems such advance recoverable, any amounts used to effect an Asset Resale Disposition transaction, including amounts related to the acquisition of assets disposed of later in such a transaction (such amounts, “Asset Resale Servicer Advances”).

(c) The Master Issuer shall pay Master Servicer Advances Reimbursement Amounts to the Master Servicer in accordance with Section 5.9 of the Base Indenture.

SECTION 2.3 Concentration Accounts. The Master Servicer shall maintain the Concentration Accounts in accordance with the Indenture.

SECTION 2.4 Records. The Master Servicer shall retain all data (including, without limitation, computerized records) relating directly to, or maintained in connection with, the servicing of the Serviced Assets at its address indicated in SECTION 8.5 (or at an off-site storage facility reasonably acceptable to the Master Issuer and the Lead Insurer) or, upon 30 days’ notice to the Master Issuer, each Securitization IP Holder, the Rating Agencies, the Control Party and the Trustee, at such other place where the servicing office of the Master Servicer is located, and shall give the Trustee and the Lead Insurer access to all such data in accordance with the terms and conditions set forth in Section 8.6 of the Base Indenture; provided, however, that the Trustee shall not be obligated to verify, recalculate or review any such data. If the rights of the Master Servicer shall have been terminated in accordance with SECTION 6.1 or SECTION 8.1 or the Master Servicer shall have resigned pursuant to SECTION 4.4(b), the Master Servicer shall, upon demand of the Trustee (based upon the written direction of the Control Party), in the case of a termination pursuant to SECTION 6.1, a resignation pursuant to SECTION 4.4(b) or upon the demand of the Master Issuer or the Control Party, in the case of a termination pursuant to SECTION 8.1, deliver to the demanding party or its designee all data in its possession or under its control (including, without limitation, computerized records) necessary for the servicing of the Serviced Assets; provided, however, that the Master Servicer may retain a single set of copies of any books and records that the Master Servicer reasonably believes will be required by it for the purpose of performing any of the Master Servicer’s accounting, public reporting or other administrative functions that are performed in the ordinary course of the Master Servicer’s business; and provided, further, that the Master Servicer shall have access, during normal business hours and upon reasonable notice, to all books and records that the Master Servicer reasonably believes would be necessary or desirable for the Master Servicer in connection with the preparation of any tax or other governmental reports and filings and other uses; and provided, further, that if the Master Issuer or the Trustee shall desire to dispose of any of such books and records at any time within five years of the Master Servicer’s termination, the Master Issuer shall, prior to such disposition, give the Master Servicer a reasonable opportunity, at the Master Servicer’s expense, to segregate and remove such books and records as the Master Servicer may select. The provisions of this SECTION 2.4 shall not require the Master Servicer to transfer any proprietary material or computer programs unrelated to the servicing of the Serviced Assets.

SECTION 2.5 Administrative Duties of Master Servicer.

(a) Duties with Respect to the Related Documents. The Master Servicer shall perform the duties of each applicable Securitization Entity under the Related Documents except for those duties that are required to be performed by the equityholders or the managers of a limited liability company, equityholders or the directors of an unlimited liability company or the stockholders or directors of a corporation pursuant to applicable law. In furtherance of the foregoing, the Master Servicer shall consult the managers or the directors, as the case may be, of the Securitization Entities as the Master Servicer deems appropriate regarding the duties of the Securitization Entities under the Related Documents. The Master Servicer shall monitor the performance of the Securitization Entities and, promptly upon obtaining knowledge thereof, shall advise the applicable Securitization Entity when action is necessary to comply with the such Securitization Entity’s duties under the Related Documents. The Master Servicer shall prepare for execution by the Securitization Entities or shall cause the preparation by other appropriate Persons of all documents, reports, filings, instruments, certificates, notices and opinions as it shall be the duty of the Securitization Entities to prepare, file or deliver pursuant to the Related Documents.

(b) Duties with Respect to the Securitization Entities. In addition to the duties of the Master Servicer set forth in this Agreement or any of the other Related Documents, the Master Servicer, in accordance with the Servicing Standard, shall perform such calculations and shall prepare for execution by the Securitization Entities or shall cause the preparation by other appropriate Persons of all documents, reports, filings, instruments, certificates, notices and opinions as it shall be the duty of the Securitization Entities to prepare, file or deliver pursuant to securities laws and franchise laws. Pursuant to the directions of the Securitization Entities and in accordance with the Servicing Standard, the Master Servicer shall administer, perform or supervise the performance of such other activities in connection with the Securitization Entities as are not covered by any of the foregoing provisions and as are expressly requested by any Securitization Entity and are reasonably within the capability of the Master Servicer.

(c) Records. The Master Servicer shall maintain, at its sole cost and expense, appropriate books of account and records relating to the Services performed under this Agreement. Such books of account and records shall be accessible for inspection by the Trustee, the Master Issuer and any Lead Insurer during normal business hours and upon reasonable notice.

SECTION 2.6 No Offset. The obligations of the Master Servicer under this Agreement shall not be subject to, and the Master Servicer hereby waives, any defense, counterclaim or right of offset which the Master Servicer has or may have against the Securitization Entities, whether in respect of this Agreement, any other Related Document, any document governing any Serviced Asset or otherwise.

SECTION 2.7 Compensation.

(a) General. As compensation for the performance of their obligations under this Agreement, the Master Servicer and the Canadian Manufacturer shall be entitled to receive an arm’s-length fee as follows:

(i) on each Weekly Allocation Date, an amount equal to the Weekly Master Servicing Amount;

(ii) from time to time, the Securitization Entities shall pay in advance, or reimburse for all operating expenses of the Master Servicer or the Canadian Manufacturer incurred in respect of the provision of Distribution Services since the immediately preceding Weekly Allocation Date; and

(iii) with the consent of the Control Party and prior notice by the Control Party to Moody’s, on each Weekly Allocation Date, the Supplemental Master Servicing Fee, if any.

(b) Canadian Manufacturer. From the amounts payable under Section 2.7(a) in respect of any Weekly Collection Period, as compensation for the performance of its obligations under this Agreement, the Canadian Manufacturer will be compensated on a cost-plus basis for performance of Services for the Canadian Distributor during such Weekly Collection Period (the “Weekly Canadian Servicing Fee”).

(c) Master Servicer. As compensation for the performance of its obligations under this Agreement, the Master Servicer will be entitled to receive all amounts payable under Section 2.7(a) in respect of any Weekly Collection Period, less the Weekly Canadian Servicing Fee, if any, payable in respect of such Weekly Collection Period.

SECTION 2.8 Indemnification.

(a) The Master Servicer agrees to indemnify and hold each Securitization Entity, each Insurer and the Trustee and their respective officers, directors, employees and agents (each an “Indemnitee”) harmless against all claims, losses, penalties, fines, forfeitures, legal fees and related costs and judgments and other costs, fees and reasonable expenses that any of them may incur as a result of (i) the failure of the Master Servicer to perform its obligations under this Agreement, (ii) the breach by the Master Servicer of any representation or warranty under this Agreement or (iii) the Master Servicer’s negligence, bad faith or willful misconduct; provided, however, that there shall be no indemnification under this SECTION 2.8(a) for a breach of any representation, warranty or covenant relating to any New Asset provided in ARTICLE 5, unless the applicable Indemnitees elect to forego the liquidated damages remedy provided below (with the consent of the Control Party), with respect to the applicable breach; provided further that, solely for purposes of determining the indemnification obligations pursuant to clause (i) above, the definition of “Servicing Standard” will be read without giving effect to the materiality standard contained in clause (c) of the definition of “Servicing Standard.” Notwithstanding anything to the contrary provided herein, DPL, as Master Servicer, will only be required to enforce the provisions of SECTION 2.8 against itself to the extent such indemnifiable claims, losses, penalties, fines, forfeitures, legal fees and related costs and judgments and other costs, fees and reasonable expenses in the then current fiscal quarter together with the preceding three (3) fiscal quarters exceed $50,000 in the aggregate.

(b) With respect to any claim described in clause (i) or (ii) of SECTION 2.8(a) relating to the Master Servicer’s breach of a representation, warranty or covenant under ARTICLE 5 relating to any New Asset, each Indemnitee shall have the option (that it may exercise in its sole discretion) of proceeding under such SECTION 2.8(a) or under this SECTION 2.8(b) but not both. Unless the applicable Indemnitee elects the remedy set forth in SECTION 2.8(a) above, the Master Servicer shall pay to the Master Issuer liquidated damages in an amount equal to the Defective Asset Damages Amount. Upon payment by the Master Servicer of the Defective Asset Damages Amount to the Master Issuer with respect to any Defective New Asset in accordance with the preceding sentence, the Master Issuer or the applicable Securitization Entity shall, to the extent permitted by applicable law, assign such Defective New Asset to the Master Servicer (together with a master franchise or license agreement permitting the Master Servicer and its Affiliates the right to sub-franchise such Defective New Asset) and the Master Servicer shall accept assignment of such Defective New Asset from the relevant Securitization Entity. Such Securitization Entity shall, in such event, make all assignments of such Defective New Asset necessary to effect such assignment, as applicable. Any such assignment by such Securitization Entity shall be without recourse to, or representation or warranty by, such Securitization Entity, except that such ownership rights being conveyed are free and clear of any Liens created by any Related Document. All costs and expenses associated with the foregoing shall be paid by the Master Servicer on demand by or at the direction of such Securitization Entity or the Trustee (at the direction of the Control Party).

(c) Any Indemnitee that proposes to assert the right to be indemnified under SECTION 2.8 will promptly, after receipt of notice of the commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against the Master Servicer under this SECTION 2.8, notify the Master Servicer of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. In the event that any action, suit or proceeding shall be brought against any Indemnitee (other than the Trustee and its officers, directors, employees and agents), such Indemnitee shall notify the Master Servicer of the commencement thereof and the Master Servicer shall be entitled to participate in, and to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnitee, and after notice from the Master Servicer to such Indemnitee of its election to assume the defense thereof, the Master Servicer shall not be liable to such Indemnitee for any legal expenses subsequently incurred by such Indemnitee in connection with the defense thereof; provided that the Master Servicer shall not enter into any settlement with respect to any claim or proceeding unless such settlement includes a release of such Indemnitee from all liability on claims that are the subject matter of such settlement; and provided further that the Indemnitee shall have the right to employ its own counsel in any such action the defense of which is assumed by the Master Servicer in accordance with this SECTION 2.8, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless the employment of counsel by such Indemnitee has been specifically authorized by the Master Servicer, or unless the Master Servicer is advised in writing by counsel that joint representation would give rise to a conflict between the Indemnitee’s position and the position of the Master Servicer and its Affiliates in respect of the defense of the claim. In the event that any action, suit or proceeding shall be brought against the Trustee or any of its officers, directors, employees or agents (each, a “Trustee Indemnitee”), it shall notify the Master Servicer of the commencement thereof and the Trustee Indemnitee shall have the right to employ its own counsel in any such action at the expense of the Master Servicer. No Indemnitee shall settle or compromise any claim covered pursuant to this SECTION 2.8 without the prior written consent of the Master Servicer, which shall not be unreasonably withheld, conditioned or delayed. The provisions of this SECTION 2.8 shall survive the termination of this Agreement or the earlier resignation or removal of any party hereto.

SECTION 2.9 Nonpetition Covenant. The Master Servicer shall not, prior to the date that is one year and one day after the payment in full of the Outstanding Principal Amount of the Notes of any Series, petition or otherwise invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against any Securitization Entity under any insolvency law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of any Securitization Entity or any substantial part of its property, or ordering the winding up or liquidation of the affairs of any Securitization Entity.

SECTION 2.10 Certain Amendments to Documents Governing Serviced Assets. Except with the prior written consent of the Control Party, the Master Servicer shall not (a) take any action (or omit to take any action) (or permit any such action or inaction) with respect to the Serviced Assets or (b) permit the termination, amendment or waiver of any provision of any document governing the Serviced Assets, other than in accordance with the Servicing Standard, and then only if the effect of such action, inaction, termination, amendment or waiver, together with the effect of all other actions, inactions, terminations, amendments and waivers theretofore effected, with respect to the Serviced Asset or to such documents governing the Serviced Assets, could not be reasonably expected to result in (i) a material decrease in the amount of Collections other than Excluded Amounts, taken as a whole, (ii) a material adverse change in the nature or quality of Collections other than Excluded Amounts, taken as a whole or (iii) a material alteration in the general assets categories generating Collections other than Excluded Amounts, taken as a whole, or the relative contribution of each such category; provided, however, that this SECTION 2.10 shall not permit the termination, amendment or waiver of, any provision of any Related Document other than in accordance with the terms of such Related Document.

SECTION 2.11 Franchisor Consent. Subject to the Servicing Standard and the terms of the Related Documents, the Master Servicer shall have the authority, on behalf of the applicable Franchisor, to grant or withhold consents of the “franchisor” required under the Franchise Arrangements.

SECTION 2.12 Appointment of Subservicers. The Master Servicer may enter into Subservicing Arrangements; provided that, other than with respect to a Subservicing Arrangement with an Affiliate of the Master Servicer, no Subservicing Arrangement shall be effective unless and until (i) the Master Servicer receives the written consent of the Control Party and (ii) the Subservicer or the Successor Servicer party to such Subservicing Arrangement executes and delivers an agreement, in the form and substance reasonably satisfactory to the Control Party, to perform and observe, or in the case of an assignment, an assumption by such successor entity of the due and punctual performance and observance of, the applicable covenants and conditions to be performed or observed by the Master Servicer under this Agreement; provided that such Subservicing Arrangement shall be terminable by the Control Party upon a Master Servicer Termination Event and shall contain disentanglement provisions substantially similar to those provided in SECTION 6.2 herein.

ARTICLE 3

STATEMENTS AND REPORTS

SECTION 3.1 Reporting by the Master Servicer.

(a) Reports Required Pursuant to the Indenture. The Master Servicer, on behalf of the Master Issuer, will furnish, or cause to be furnished, to the Trustee and each Insurer, all reports required to be delivered by any Securitization Entity pursuant to Section 4.1 of the Base Indenture.

(b) Instructions as to Withdrawals and Payments. The Master Servicer, on behalf of the Master Issuer, will furnish, or cause to be furnished, to the Trustee or the Paying Agent, as applicable, written instructions to make withdrawals and payments from the Collection Account and any other Base Indenture Accounts or any Series Account, as contemplated herein, in the Base Indenture or in any Series Supplement. The Trustee and the Paying Agent shall follow any such written instructions in accordance with the terms and conditions of the Base Indenture and any applicable Series Supplement.

SECTION 3.2 Appointment of Independent Accountant. On or before the Initial Closing Date, the Master Issuer shall appoint a firm of independent public accountants of recognized national reputation to serve as the independent accountants (“Independent Accountants”) for purposes of preparing and delivering the reports required by SECTION 3.3. It is hereby acknowledged that the accounting firm of PricewaterhouseCoopers LLP is acceptable for purposes of serving as Independent Accountants. The Master Issuer may not remove the Independent Accountants without first giving 30 days’ prior written notice to the Independent Accountants, with a copy of such notice also given concurrently to the Trustee, the Rating Agencies, each Insurer and the Master Servicer. Upon any resignation by such firm or removal of such firm, the Master Issuer shall promptly appoint a successor thereto that shall also be a firm of independent public accountants of recognized national reputation to serve as the Independent Accountants hereunder. If the Master Issuer shall fail to appoint a successor firm of Independent Accountants which has resigned or been removed within 30 days after the effective date of such resignation or removal, the Control Party shall promptly appoint a successor firm of independent public accountants of recognized national reputation that is reasonably satisfactory to the Master Servicer to serve as the Independent Accountants hereunder. The fees of any Independent Accountants shall be payable by the Master Issuer.

SECTION 3.3 Annual Accountants’ Reports.

(a) On or before ninety (90) days after the end of each fiscal year of the Master Servicer, the Master Servicer shall deliver to the Master Issuer, the Trustee, each Insurer and the Rating Agencies a separate report, concerning the fiscal year just ended, prepared by the Independent Accountants, to the effect that their examination was made in accordance with generally accepted auditing standards and accordingly included such tests of the accounting records and such other auditing procedures as they considered necessary in the circumstances in accordance with the standards established by the American Institute of Certified Public Accountants relating to the servicing of the Serviced Assets. The nature, scope and design of the procedures will not constitute an audit made in accordance with generally accepted auditing standards, the objective of which is the issuance of an opinion.

(b) The Master Servicer shall cause the Independent Accountants or the Back-Up Manager to deliver to the Master Issuer, the Trustee, each Insurer and the Rating Agencies on or before ninety (90) days after the end of each fiscal year of the Master Servicer concerning the fiscal year just ended, (i) a report to the effect that such firm is of the opinion that the Quarterly Servicer’s Certificates for such year (or other period) were prepared in compliance with this Agreement, except for such exceptions as it believes to be immaterial and such other exceptions as will be set forth in such firm’s report, and (ii) a report to the effect that such firm has examined the assertion of the Master Servicer’s management as to its compliance with the servicing requirements set forth in ARTICLE 2 with respect to such fiscal year (or other) period and that (x) in the case of the Independent Accountants, such examination was made in accordance with standards established by the American Institute of Certified Public Accountants and (y) except as described in the report, management’s assertion is fairly stated in all material respects. In the case of the Independent Accountants, the report will also indicate that the firm is independent of the Master Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

SECTION 3.4 Notice of Reduction in Blended Rate of Continuing Franchise Fees. If during any Quarterly Collection Period the weighted average rate of (a) Domestic Continuing Franchise Fees (calculated as the aggregate amount of such Domestic Continuing Franchise Fees divided by the aggregate systemwide sales (after all appropriate deductions) on which such Domestic Continuing Franchise Fees were payable) falls below 5% or (b) International Continuing Franchise Fees (calculated as the aggregate amount of such International Continuing Franchise Fees divided by the aggregate systemwide sales (after all appropriate deductions) on which such International Continuing Franchise Fees were payable) falls below 2.5% , the Master Servicer, on behalf of the Master Issuer, shall give written notice of such reduction to each Insurer and the Rating Agencies on the next succeeding Quarterly Payment Date.

ARTICLE 4

THE MASTER SERVICER

SECTION 4.1 Representations and Warranties Concerning the Master Servicer. The Master Servicer represents and warrants to the Master Issuer and the other Securitization Entities, and the Trustee, as of each Series Closing Date (except if otherwise expressly noted), as follows:

(a) Organization and Good Standing.

(i) The Master Servicer (i) is a limited liability company, duly formed and organized, validly existing and in good standing under the laws of the State of Michigan, (ii) is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under the Related Documents make such qualification necessary, except to the extent that the failure to so qualify is not reasonably likely to result in a Material Adverse Effect and (iii) has the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted and to perform its obligations under this Agreement.

(ii) The Canadian Manufacturer (i) is a unlimited company, duly formed and organized, validly existing and in good standing under the laws of the Province of Nova Scotia, (ii) is duly qualified to do business as a foreign unlimited company and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under the Related Documents make such qualification necessary, except to the extent that the failure to so qualify is not reasonably likely to result in a Material Adverse Effect and (iii) has the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted and to perform its obligations under this Agreement.

(b) Power and Authority; No Conflicts. The execution and delivery by the Master Servicer of this Agreement and its performance of, and compliance with, the terms hereof are within the power of the Master Servicer and have been duly authorized by all necessary corporate action on the part of the Master Servicer. Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated to be consummated by the Master Servicer, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under (i) any order or any Governmental Authority or any of the provisions of any Requirement of Law binding on the Master Servicer or its properties, except to the extent that such conflict, breach or default would not result in a Material Adverse Effect, (ii) the DPL Charter Documents or (iii) any of the provisions of any indenture, mortgage, lease, contract or other instrument to which the Master Servicer is a party or by which it or its property is bound or result in the creation or imposition of any Lien upon any of its property pursuant to the terms of any such indenture, mortgage, leases, contract or other instrument except to the extent such default, creation or imposition would not result in a Material Adverse Effect.

(c) Consents. Except for registrations as a franchise broker or franchise sales agent as may be required under federal, state or foreign franchise statutes and regulations, the Master Servicer is not required to obtain the consent of any other party or the consent, license, approval or authorization of, or file any registration or declaration with, any Governmental Authority in connection with the execution, delivery or performance by the Master Servicer of this Agreement, or the validity or enforceability of this Agreement against the Master Servicer, except to the extent that a state or foreign franchise law requires filing and other compliance actions by virtue of considering the Master Servicer as a “subfranchisor”.

(d) Due Execution and Delivery. This Agreement has been duly executed and delivered by the Master Servicer and constitutes a legal, valid and binding instrument enforceable against the Master Servicer in accordance with its terms (subject to applicable insolvency laws and to general principles of equity).

(e) No Litigation. There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Master Servicer, threatened against or affecting the Master Servicer, before or by any Governmental Authority having jurisdiction over the Master Servicer or any of its properties or with respect to any of the transactions contemplated by this Agreement (i) asserting the illegality, invalidity or unenforceability, or seeking any determination or ruling that would affect the legality, binding effect, validity or enforceability of this Agreement, or (ii) which could reasonably be expected to have a Material Adverse Effect. The Master Servicer is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(f) Due Qualification. Except for registrations as a franchise broker or franchise sales agent as may be required under state or foreign franchise statutes and regulations and except to the extent that a state or foreign franchise law requires filing and other compliance actions by virtue of considering the Master Servicer as a “subfranchisor”, the Master Servicer has obtained or made all licenses, registrations, consents, approvals, waivers and notifications of creditors, lessors and other Persons, in each case, in connection with the execution and delivery of this Agreement by the Master Servicer, and the consummation by the Master Servicer of all the transactions herein contemplated to be consummated by the Master Servicer and the performance of its obligations hereunder, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(g) No Default. The Master Servicer is not in default under any agreement, contract, instrument or indenture to which the Master Servicer is a party or by which it or its properties is or are bound, or with respect to any order of any Governmental Authority, which would have a Material Adverse Effect; and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such agreement, contract, instrument or indenture, or with respect to any such order of any Governmental Authority, which would have a Material Adverse Effect.

(h) Taxes. The Master Servicer has filed or caused to be filed all federal tax returns and all state and other tax returns which, to its knowledge, are required to be filed. The Master Servicer has paid or made adequate provisions for the payment of all taxes shown as due on such returns, and all assessments made against it or any of its property (other than any amount of tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Master Servicer). The charges, accruals and reserves on the Master Servicer’s books in respect of taxes are, in the Master Servicer’s reasonable opinion, adequate.

(i) Accuracy of Information. As of the date thereof, the information contained in the Offering Memorandum regarding (i) the Master Servicer, (ii) the servicing of the Serviced Assets by the Master Servicer and (iii) the description of this Agreement therein does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j) Financial Statements. As of the Initial Closing Date, the audited combined balance sheets of Holdco and its Subsidiaries as of January 1, 2006 and December 31, 2006 and the related consolidated statements of income, shareholders’ equity and cash flows for the fiscal years ended January 2, 2005, January 1, 2006 and December 31, 2006 incorporated in the Offering Memorandum, and reported on and accompanied by an unqualified report from PricewaterhouseCoopers LLP have been prepared in accordance with GAAP and present fairly the financial position of Holdco and its Subsidiaries as at such date and the results of their operations and their cash flows for the periods covered thereby.

(k) No Material Adverse Change. Since December 31, 2006, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

(l) No ERISA Plan. Neither the Master Servicer nor any corporation or any trade, business, organization or other entity (whether or not incorporated) that would be treated together with the Master Servicer as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) of ERISA has established, maintains, contributes to, or has any liability in respect of (or has in the past six years established, maintained, contributed to, or had any liability in respect of) any Plan that is subject to Title IV of ERISA or Section 412 of the Code. Except as set forth in Schedule 4.1(l), the Master Servicer is not a member of a Controlled Group which has any contingent liability with respect to any post-retirement welfare benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA or other applicable continuation of coverage laws.

(m) Environmental Matters.

(i) The Master Servicer (A) is, and for the past three years has been, in material compliance with any and all applicable foreign, federal, state and local laws and regulations, and directives of any Governmental Authority relating to the protection of human health and safety, natural resources, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) has received and will have in full force and effect all material permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its businesses (including, without limitation, the business of servicing the Serviced Assets) and (C) is in compliance with all terms and conditions of any such permit, license or approval.

(ii) There are no material costs or liabilities associated with Environmental Laws (including, without limitation, any capital operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).

(n) No Master Servicer Termination Event. No Master Servicer Termination Event has occurred or is continuing, and, to the knowledge of the Master Servicer, there is no event which, with notice or lapse of time, or both, would constitute a Master Servicer Termination Event.

SECTION 4.2 Existence. The Master Servicer shall keep in full effect its existence under the laws of the state of its formation, and maintain its rights and privileges necessary or desirable in the normal conduct of its business and the performance of its obligations hereunder, and will obtain and preserve its qualification to do business in each jurisdiction in which the failure to so qualify either individually or in the aggregate would be reasonably likely to have a Material Adverse Effect.

SECTION 4.3 Performance of Obligations.

(a) Punctual Performance. The Master Servicer shall punctually perform and observe all of its obligations and agreements contained in this Agreement in accordance with the terms hereof and in accordance with the Servicing Standard.

(b) Limitations of Responsibility of the Master Servicer. The Master Servicer will have no responsibility under this Agreement other than to render the Services called for hereunder in good faith and consistent with the Servicing Standard.

(c) Right to Receive Instructions. In the event that the Master Servicer is unable to decide between alternative courses of action, or is unsure as to the application of any provision of this Agreement or any other Related Document, or any such provision is, in the good faith judgment of the Master Servicer, ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement or any other Related Document permits any determination by the Master Servicer or is silent or is incomplete as to the course of action which the Master Servicer is required to take with respect to a particular set of facts, the Master Servicer may give notice (in such form as shall be appropriate under the circumstances) to the Control Party requesting instructions in accordance with the Base Indenture and, to the extent that the Master Servicer shall have acted or refrained from acting in good faith in accordance with any such instructions received from the Control Party, the Master Servicer shall not be liable on account of such action or inaction to any Person. Subject to the Servicing Standard, if the Master Servicer shall not have received appropriate instructions from the Control Party within ten days of such notice (or within such shorter period of time as may be specified in such notice) the Master Servicer may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Related Documents, as the Master Servicer shall deem to be in the best interests of the Control Party and the Securitization Entities; provided, however, that if an Insurer is not the Control Party, the Master Servicer shall prepare and provide to the Trustee all notices, forms and consent solicitations to be delivered to the Noteholders in connection with such notice and request for instructions; and provided, further, that if an Insurer is not the Control Party and if the Master Servicer shall not have received appropriate instructions from the Control Party within twenty (20) days of such notice, the Master Servicer may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Related Documents, as the Master Servicer shall deem to be in the best interests of the Control Party and the Securitization Entities. The Master Servicer shall have no liability to any Person for such action or inaction taken in reliance on the preceding sentence except for the Master Servicer’s own willful misconduct or negligence.

(d) No Duties Except as Specified in this Agreement or in Instructions. The Master Servicer shall not have any duty or obligation to manage, make any payment in respect of, register, record, sell, reinvest, dispose of, create, perfect or maintain title to, or any security interest in, or otherwise deal with the Collateral, to prepare or file any report or other document or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Master Servicer is a party, except as expressly provided by the terms of this Agreement and consistent with the Servicing Standard, and no implied duties or obligations shall be read into this Agreement against the Master Servicer. The Master Servicer nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Serviced Assets which result from claims against the Master Servicer personally that are not related to the ownership or administration of the Serviced Assets or the transactions contemplated by the Related Documents.

(e) No Action Except Under Specified Documents or Instructions. The Master Servicer shall not manage, control, use, sell, reinvest, dispose of or otherwise deal with any part of the Collateral except in accordance with the powers granted to, and the authority conferred upon, the Master Servicer pursuant to this Agreement.

(f) Limitations on the Master Servicer’s Liability. Subject to the Servicing Standard, and except for any loss, liability, expense, damage or injury arising out of, or resulting from, (i) any breach or default by the Master Servicer in the observance or performance of any of its agreements contained in this Agreement, (ii) the breach by the Master Servicer of any representation or warranty made by it herein or (iii) acts or omissions constituting the Master Servicer’s own willful misconduct, bad faith or negligence in the performance of its duties hereunder or otherwise, neither the Master Servicer nor any of its Affiliates, managers, officers, members or employees shall be liable to any Securitization Entity, any Insurer, the Noteholders or any other Person under any circumstances, including, without limitation:

(i) for any error of judgment made in good faith;

(ii) for any action taken or omitted to be taken by the Master Servicer in good faith in accordance with the instructions of the Control Party made in accordance herewith;

(iii) for any representation, warranty, covenant, agreement or indebtedness of any Securitization Entity under the Notes or any Related Document, or for any other liability or obligation of any Securitization Entity;

(iv) for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by any party hereto other than the Master Servicer, or for the form, character, genuineness, sufficiency, value or validity of any part of the Collateral, or for or in respect of the validity or sufficiency of the Related Documents; and

(v) for any action or inaction of the Trustee or the Control Party, or for the performance of, or the supervision of the performance of, any obligation under this Agreement or any other Related Document that is required to be performed by the Trustee or the Control Party under this Agreement or any other Related Document.

(g) No Financial Liability. No provision of this Agreement (other than the last sentence of clause (d) above) shall require the Master Servicer to expend or risk its funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder, if the Master Servicer shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it. Notwithstanding the foregoing, the Master Servicer shall be obligated to perform its obligations hereunder, consistent with the Servicing Standard, notwithstanding the fact that the Master Servicer may not be entitled to be reimbursed for all of its expenses incurred in connection with its obligations hereunder as a result of any limit on amounts payable pursuant to the definitions of Weekly Master Servicing Fee, Weekly Canadian Servicing Fee and Supplemental Master Servicing Fee.

(h) Reliance. The Master Servicer may conclusively rely on, and shall be protected in acting or refraining from acting when doing so, in each case in accordance with any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Master Servicer may accept a certified copy of a resolution of the board of directors or other governing body of any Person as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner or ascertainment of which is not specifically prescribed herein, the Master Servicer may for all purposes hereof rely on a certificate, signed by any Authorized Officer of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Master Servicer for any action taken or omitted to be taken by it in good faith in reliance thereon.

(i) Consultations with Third Parties; Advice of Counsel. In the exercise and performance of its duties and obligations hereunder or under any of the other Related Documents, the Master Servicer (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them and (ii) may, at the expense of the Master Servicer, consult with counsel, accountants and other professionals or experts selected and monitored by the Master Servicer in good faith and in the absence of gross negligence, and the Master Servicer shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other professionals or experts.

(j) Independent Contractor. In performing its obligations as servicer hereunder the Master Servicer acts solely as an independent contractor of the Securitization Entities, except to the extent the Master Servicer is deemed to be an agent of the Securitization

Entities by virtue of engaging in franchise sales activities as broker. Nothing in this Agreement shall, or shall be deemed to, create or constitute any joint venture, partnership, employment or any other relationship between any of the Securitization Entities and the Master Servicer other than the independent contractor contractual relationship established hereby. Nothing herein shall be deemed to vest in the Master Servicer title or any ownership or property interest in or to the Securitization IP or the Overseas IP. The Master Servicer shall not be, nor shall be deemed to be, liable for any acts or obligations of the Securitization Entities, the Control Party or the Trustee (except as set forth in SECTION 4.3(f) hereof) and, without limiting the foregoing, the Master Servicer shall not be liable under or in connection with the Notes. The Master Servicer shall not be responsible for any amounts required to be paid by the Trustee under or pursuant to the Indenture.

SECTION 4.4 Merger; Resignation and Assignment.

(a) Preservation of Existence. The Master Servicer shall not merge into any other Person or convey, transfer or lease all or substantially all of its assets; provided, however, that nothing contained in this Agreement shall be deemed to prevent (a) the merger into the Master Servicer of another Person, (b) the consolidation of the Master Servicer and another Person, (c) the merger of the Master Servicer into another Person or (d) the sale of all or substantially all of the property or assets of the Master Servicer to another Person, so long as (i) the surviving Person of the merger or the purchaser of the assets of the Master Servicer shall continue to be engaged in the same line of business as the Master Servicer and shall have the capacity to perform its obligations hereunder with at least the same degree of care, skill and diligence as measured by customary practices with which the Master Servicer is required to perform such obligations hereunder, (ii) in the case of a merger or sale, the surviving Person of the merger or the purchaser of the assets of the Master Servicer shall expressly assume all obligations of the Master Servicer under this Agreement and expressly agree to be bound by all provisions applicable to the Master Servicer under this Agreement in a supplement to this Agreement in form and substance reasonably satisfactory to the Control Party and (iii) with respect to such event, in and of itself, the Rating Agency Condition has been met.

(b) Resignation. The Master Servicer shall not resign from the rights, powers, obligations and duties hereby imposed on it with respect to the performance of the Services except (a) upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Master Servicer could take to make the performance of its duties hereunder permissible under applicable law or (b) if the Master Servicer is terminated as the Master Servicer pursuant to SECTION 6.1(b) or SECTION 8.1. As to clause (a)(i) of this clause (b), any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and each Insurer. No such resignation shall become effective until a Successor Servicer shall have assumed the responsibilities and obligations of the Master Servicer in accordance with SECTION 6.1(b). The Trustee, each Insurer and the Rating Agencies shall be notified of such resignation in writing by the Master Servicer. From and after such effectiveness, the Successor Servicer shall be, to the extent of the assignment, the “Master Servicer” hereunder. Except as provided above in this SECTION 4.4(b), the Master Servicer may not assign this Agreement or any of its rights, powers, duties or obligations hereunder.

(c) Termination of Duties. The duties and obligations of the Master Servicer under this Agreement shall continue until such obligations shall have been terminated as provided in SECTION 4.4(b), SECTION 6.1, or SECTION 8.1. Such duties and obligations shall survive the exercise by any of the Securitization Entities, the Trustee or the Control Party of any right or remedy under this Agreement, or the enforcement by any Securitization Entity, the Trustee, the Control Party or any Noteholder of any provision of the Indenture, the other Related Documents, the Notes or this Agreement.

SECTION 4.5 Taxes. The Master Servicer shall file or cause to be filed all federal tax returns and all state and other tax returns which are required to be filed by the Master Servicer. The Master Servicer shall pay or make adequate provisions for the payment of all taxes shown as due on such returns, and all assessments made against it or any of its property (other than any amount of tax the validity of which is being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Master Servicer). The charges, accruals and reserves on the Master Servicer’s books in respect of taxes shall be, in the Master Servicer’s reasonable opinion, adequate.

SECTION 4.6 Notice of Certain Events. On the determination of either the chief financial officer or the chief legal officer of the Master Servicer or its direct or indirect parent regarding the occurrence of any of the following events: (a) a Master Servicer Termination Event or (b) any litigation, arbitration or other proceeding pending before or by any court, administrative agency, arbitrator or governmental body having jurisdiction over the Master Servicer or any of its properties either asserting the illegality, invalidity or unenforceability of any of the Related Documents, seeking any determination or ruling that would affect the legality, binding effect, validity or enforceability of any of the Related Documents or which could reasonably be expected to have a Material Adverse Effect, the Master Servicer shall provide written notice to the Trustee, each Insurer and the Rating Agencies of the same promptly and in any event within five (5) Business Days .

SECTION 4.7 Capitalization. The Master Servicer shall have sufficient capital to perform all of its obligations under this Agreement at all times from the Initial Closing Date and until the Indenture has been terminated in accordance with the terms thereof.

SECTION 4.8 Franchise Law Determination. The Master Servicer shall file such documents as are necessary to register as a franchise broker or franchise sales agent as required by any state franchising authority. Upon final determination by any state franchising authority that the Master Servicer is considered by such state franchising authority to be a “subfranchisor”, the Master Servicer within 120 days of such determination shall file such documents and take such other compliance actions as are required by such state franchising authority or under such state’s franchise laws.

SECTION 4.9 Maintenance of Separateness. The Master Servicer covenants that, except as contemplated by the Related Documents:

(a) the books and records of each Securitization Entity will be maintained separately from those of the Master Servicer and each of its Affiliates that is not a Securitization Entity;

(b) all financial statements of the Master Servicer that are consolidated to include any Securitization Entity and that are distributed to any party will contain detailed notes clearly stating that (i) all of such Securitization Entity’s assets are owned by such Securitization Entity and (ii) such Securitization Entity is a separate entity and has creditors who have received interests in the Securitization Entity’s assets;

(c) the Master Servicer will observe (and will cause each of its Affiliates that is not a Securitization Entity to observe) limited liability company or corporate formalities in its dealing with any Securitization Entity;

(d) the Master Servicer shall not (and shall not permit any of its Affiliates that is not a Securitization Entity to) commingle its funds with any funds of any Securitization Entity; provided that the foregoing shall not prohibit the Master Servicer from holding funds of the Securitization Entity in its capacity as servicer for such entity in a segregated account identified for such purpose;

(e) the Master Servicer will (and shall cause each of its Affiliates that is not a Securitization Entity to) maintain arm’s length relationships with each Securitization Entity and each of the Master Servicer and its Affiliates that are not Securitization Entities will be compensated at market rates for any services it renders or otherwise furnishes to such Securitization Entity;

(f) the Master Servicer will not be, and will not hold itself out to be, responsible for the debts of any Securitization Entity or the decisions or actions in respect of the daily business and affairs of any Securitization Entity and the Master Servicer will not permit any Securitization Entity to hold the Master Servicer out to be responsible for the debts of such Securitization Entity or the decisions or actions in respect of the daily business and affairs of such Securitization Entity; and

(g) upon an officer of the Master Servicer obtaining actual knowledge that any of the foregoing provisions in this SECTION 4.9 hereof has been breached or violated in any material respect, the Master Servicer will take such actions as may be reasonable and appropriate under the circumstances to correct and remedy such breach or violation as soon as reasonably practicable under such circumstances.

SECTION 4.10 No ERISA Plan. Neither the Master Servicer nor any corporation or any trade, business, organization or other entity (whether or not incorporated), that would be treated together with the Master Servicer as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) of ERISA shall establish, maintain, contribute to, incur any obligation to contribute to, or incur any liability in respect of, any Plan that is subject to Title IV of ERISA.

ARTICLE 5

REPRESENTATIONS, WARRANTIES AND COVENANTS

AS TO NEW ASSETS

SECTION 5.1 Representations and Warranties Made in Respect of New Assets. The Master Servicer represents and warrants to the Master Issuer and the other Securitization Entities, and the Trustee, as of the dates set forth below (except if otherwise expressly noted) as follows:

(a) New Domestic Franchise Arrangements. As of the applicable New Asset Addition Date with respect to the New Domestic Franchise Arrangement acquired on such New Asset Addition Date:

(i) Such New Domestic Franchise Arrangement does not contain terms and conditions that are reasonably expected to result in (A) a material decrease in the amount of Retained Collections, taken as a whole, (B) a material adverse change in nature or quality of Retained Collections, taken as a whole, or (C) a material adverse change in the general assets categories generating Retained Collections, taken as a whole, in each case when compared to the amount, nature, quality or general categories generating Collections that could have been reasonably expected to result had such New Domestic Franchise Arrangement been entered into in accordance with the Prior Terms;

(ii) Such New Domestic Franchise Arrangement is the legal, valid and binding obligation of the parties thereto, has been fully and properly executed by the parties thereto and is enforceable against the parties thereto in accordance with its terms (except as such enforceability may be limited by bankruptcy or insolvency laws and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law);

(iii) Such New Domestic Franchise Arrangement complies in all material respects with all applicable Requirements of Law;

(iv) No Franchisee party to such New Domestic Franchise Arrangement is, to the Master Servicer’s knowledge subject to an Event of Bankruptcy;

(v) Continuing Franchise Fees and similar fees payable pursuant to such New Domestic Franchise Arrangement are payable at least weekly; provided, however, that the Master Servicer may cause the applicable Franchisor to enter into New Domestic Franchise Arrangements that provide for Continuing Franchise Fees and similar fees to be payable less frequently than weekly if the aggregate fees payable under all New Domestic Franchise Arrangements that provide for payment of Continuing Franchise Fees and similar fees less frequently than weekly are not reasonably anticipated to exceed 10% of total Retained Collections in the twelve-month period immediately following the commencement of any such New Domestic Franchise Arrangement;

(vi) Except as required by law, such New Domestic Franchise Arrangement contains no contractual rights of setoff or contractual defenses to obligations to make payment of any amounts payable by the Franchisee under such New Domestic Franchise Arrangement;

(vii) Such New Domestic Franchise Arrangement contains no restrictions on assignment that are reasonably expected to be materially more onerous on the Domestic Franchisor thereto than the Prior Terms (which do not include any such restrictions on assignments); provided, however, that the Master Servicer may cause the Domestic Franchisor to enter into New Domestic Franchise Arrangements that include such restrictions with the prior written consent of the Control Party, such consent not to be unreasonably withheld (it being agreed that in determining whether to so consent, the Control Party may assess whether such restrictions (together with other structural protections implemented by the Domestic Franchisor) will adversely affect the liquidation value of all Domestic Franchise Arrangements and the Securitization IP and Overseas IP); provided that the royalties from such New Domestic Franchise Arrangements are not reasonably anticipated to exceed 5% of the total royalties of all New Domestic Franchise Arrangements in the four (4) fiscal quarter period immediately following the commencement of such New Domestic Franchise Arrangements; and

(b) New International Franchise Arrangements. As of the applicable New Asset Addition Date with respect to the New International Franchise Arrangement acquired on such New Asset Addition Date:

(i) Such New International Franchise Arrangement is the legal, valid and binding obligation of the parties thereto, has been fully and properly executed by the parties thereto and is enforceable against the parties thereto in accordance with its terms (except as such enforceability may be limited by bankruptcy or insolvency laws and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law);

(ii) Such New International Franchise Arrangement complies in all material respects with all applicable Requirements of Law and, in the case of a New International Franchise Arrangement governing (A) the operation of the first Store opened in a New Included Country or (B) the operation of a Store under a different business relationship than previously existed between a Securitization Entity and any Franchisee in such Included Country, the Master Servicer has obtained a legal opinion or other evidence reasonably acceptable to the Control Party to the effect that such New International Franchise Arrangement complies in all material respects with all applicable Requirements of Law in such New Included Country; and

(iii) No Franchisee party to such New International Franchise Arrangement is, to the Master Servicer’s knowledge, subject to an Event of Bankruptcy.

(c) Post-Closing Owned Property. As of the applicable New Asset Addition Date with respect to any Post-Closing Owned Property acquired on such date, the Master Servicer has conducted or caused to be conducted a “desktop” Phase I environmental study on such Owned Property and has taken or caused to be taken appropriate remediation or follow-up study measures on such Owned Property, consistent with the Servicing Standard.

SECTION 5.2 Covenants in Respect of New Collateral.

(a) Other Contributed, Developed or Acquired Assets. In consideration of being engaged as the Master Servicer, the Master Servicer agrees that neither it nor its Affiliates (other than the Securitization Entities) will compete with the business of the Securitization Entities (other than operation of Company-Owned Stores and the sale of inventory owned by the Canadian Manufacturer after the Initial Closing Date) and, accordingly:

(i) Future Brand IP. The Master Servicer and its Affiliates (other than the Overseas Entities) (A) shall be required to contribute to the applicable Securitization Entity, or otherwise cause such Securitization Entity to own all rights in and to all Future Brand IP, (B) acknowledge and agree that all such Future Brand IP is developed for the benefit of the applicable Securitization Entity and (C) shall contribute to the applicable Securitization Entity, or otherwise cause the applicable Securitization Entity to enter into, develop or acquire, any other assets and liabilities relating to a Future Brand that are of a type and nature similar to the Conveyed Assets (together with Future Brand IP, “Future Brand Assets”). The Control Party shall have the right to approve the Securitization Entities that shall hold any Future Brand Assets (including the right to direct that such Future Brand Assets be held by one or more newly formed Additional Securitization Entities if the Control Party reasonably believes such Future Brand Assets could impair the Collateral).

(ii) Franchise Agreements. Unless otherwise agreed to in writing by the Control Party, any contribution to, or development or acquisition by, the Master Issuer of any Franchise Agreements (whether related to the Domino’s Brand or any Future Brand) shall be subject to all applicable provisions of the Indenture, this Agreement (including the applicable representations and covenants in ARTICLE 2 and ARTICLE 5), the IP License Agreements and the other Related Documents.

(iii) Additional Securitization Entities. The Master Servicer shall have the right to form an Additional Securitization Entity for the purpose of holding Future Brand Assets until such time as the Control Party shall direct the Master Servicer as to which Securitization Entity should hold such Future Brand Assets in accordance with clause (i) above.

ARTICLE 6

DEFAULT

SECTION 6.1 Master Servicer Termination Event.

(a) Master Servicer Termination Events. Any of the following events or occurrences shall constitute a Master Servicer Termination Event under this Agreement, the assertion as to the occurrence of which may be made, and notice of which may be given, by either the Master Issuer or the Trustee (acting at the direction of the Control Party):

(i) any failure by the Master Servicer to remit to the Collection Account, any Base Indenture Account or any Series Account, within two (2) Business Days of its actual knowledge of its receipt thereof, any payments required to be deposited into the Collection Account, such Base Indenture Account or such Series Account received by it in respect of the Serviced Assets;

(ii) the Quarterly DSCR for any Quarterly Payment Date is less than 1.20x.

(iii) on and after the eighth anniversary of the Initial Closing Date, the Post-ARD Quarterly DSCR for any Quarterly Payment Date is less than 1.20x.

(iv) any failure by the Master Servicer to provide (A) any required certificate or report set forth in Sections 4.1(a), (b), (d) or (j) of the Base Indenture within three Business Days of its due date or (B) any required certificate or report set forth in Section 4.1(c) of the Base Indenture when due;

(v) a material default by the Master Servicer in the due performance and observance of any provision of this Agreement or any other Related Document to which it is party and the continuation of such default uncured for a period of 30 days after it has been notified thereof by the Master Issuer or the Control Party, or otherwise obtained knowledge of such default; provided, however, that as long as the Master Servicer is diligently attempting to cure such default, such cure period shall be extended by an additional period as may be required to cure such default, but in no event by more than an additional 30 days; and provided, further, that any default related to transfer of a defective asset pursuant to the terms of this Agreement or a Contribution Agreement shall be deemed cured for purposes hereof upon payment in full by the applicable transferor of the liquidated damages amount specified in this Agreement or such Contribution Agreement.

(vi) any representation, warranty or statement of the Master Servicer made in this Agreement or any other Related Document or in any certificate, report or other writing delivered pursuant thereto that is not qualified by materiality or a “Material Adverse Effect” proves to be incorrect in any material respect, or any such representation, warranty or statement that is qualified by materiality or “Material Adverse Effect” proves to be incorrect, in each case as of the time when the same was made or deemed to have been made or as of any other date specified in such document or agreement; provided that if any such breach is capable of being remedied within 30 days of the Master Servicer’s knowledge of such breach or receipt of notice thereof, then a Master Servicer Termination Event shall only occur under this clause (vi) as a result of such breach if it is not cured in all material respects by the end of such 30 day period;

(vii) an Event of Bankruptcy with respect to the Master Servicer shall have occurred;

(viii) any final, non-appealable order, judgment or decree is entered in any proceedings against the Master Servicer by a court of competent jurisdiction decreeing the dissolution of the Master Servicer and such order, judgment or decree remains unstayed and in effect for more than ten days;

(ix) a final non-appealable judgment for an amount in excess of $25,000,000 (exclusive of any portion thereof which is insured) is rendered against Holdco, Intermediate Holdco or the Master Servicer by a court of competent jurisdiction and is not paid or discharged within 30 days; and

(x) an acceleration of more than $25,000,000 of the Indebtedness of DPL, Intermediate Holdco or Holdco.

(b) Remedies. Upon the occurrence and continuance of any Master Servicer Termination Event, subject to the limitations set forth in the Indenture, the Master Issuer or the Trustee, acting at the direction of the Control Party, may, by notice given to the Master Servicer (with copies to the Rating Agencies and to whichever of the Master Issuer and the Trustee has not provided such notice), terminate all of the rights, powers, duties, obligations and responsibilities of the Master Servicer under this Agreement, including, without limitation, all rights of the Master Servicer to receive all or a portion of the servicing compensation provided for in SECTION 2.7 or any expense reimbursement hereunder, other than to the extent accrued prior to such termination and not previously paid. Upon any termination or the giving of the notice referred to in the preceding sentence, the Master Servicer shall promptly notify the Master Issuer and the Trustee of such notice and the rights, powers, duties, obligations and responsibilities of the Master Servicer under this Agreement to the extent specified in such notice, whether with respect to the Serviced Assets, the Collection Account, any Weekly Master Servicing Fee, Weekly Canadian Servicing Fee, Supplemental Master Servicing Fee (other than to the extent accrued prior to such termination and not previously paid) or otherwise shall vest in and be assumed by any Successor Servicer appointed by the Control Party. No termination or resignation of the Master Servicer shall become effective until a Successor Servicer shall have assumed the rights, powers, duties, obligations and responsibilities of the Master Servicer. The Master Servicer hereby agrees it shall cooperate with the Successor Servicer to facilitate such transition, shall execute and deliver any instrument as shall reasonably be necessary for such transition, and shall use best efforts to promptly assign and transfer to the Successor Servicer all books and records, property, money and other assets held by such Master Servicer hereunder; provided, however, that the Master Servicer shall have access, during normal business hours and upon reasonable notice, to all books and records that the Master Servicer reasonably believes would be necessary or desirable for the Master Servicer in connection with the preparation of any tax or other governmental reports and filings and other uses.

(c) From and during the continuation of a Master Servicer Termination Event where the rights and powers of the Master Servicer have been terminated, each Securitization Entity and the Trustee (at the direction of the Control Party) are hereby irrevocably authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney in fact or otherwise, all documents and other instruments (including any notices to Franchisees deemed necessary or advisable by the Master Issuer, the Franchisors or the Control Party), and to do or accomplish all other acts or things necessary or appropriate, to effect such vesting and assumption.

(d) Notice of Master Servicer Termination Event. Promptly after the occurrence of any Master Servicer Termination Event pursuant to SECTION 6.1(a), the Master Servicer shall transmit notice of such Master Servicer Termination Event to the Control Party and the Trustee, with a copy to each Rating Agency and the Back-Up Manager.

SECTION 6.2 Disentanglement.

(a) Obligations. Upon termination of the Master Servicer following a Master Servicer Termination Event or if the Servicing Period terminates pursuant to SECTION 8.1 and is not renewed, the Master Servicer will accomplish a complete transition to the Successor Servicer, without interruption or adverse impact on the provision of Services (the “Disentanglement”). The Master Servicer will cooperate with the Successor Servicer and otherwise promptly take all actions required or reasonably requested by the Control Party to assist in effecting a complete Disentanglement. The Master Servicer will provide all information and assistance regarding the terminated Services required or reasonably requested by the Control Party for Disentanglement, including data conversion and migration, interface specifications, and related professional services. The Master Servicer will provide for the prompt and orderly conclusion of all work, as the Control Party may direct, including completion or partial completion of projects, documentation of all work in progress, and other measures to assure an orderly transition to the Successor Servicer. All services relating to Disentanglement (“Disentanglement Services”) will be deemed a part of the Services to be performed by the Master Servicer. The Master Servicer will use commercially reasonable efforts to utilize existing resources to perform the Disentanglement Services.

(i) Charges for Disentanglement Services. So long as the Master Servicer continues to provide the Services (whether or not the Master Servicer has been terminated as Master Servicer) during the Disentanglement Period, the Master Servicer shall continue to be paid the Weekly Master Servicing Fee and Weekly Canadian Servicing Fee. Upon the Successor Servicer’s assumption of the obligation to perform the Services, the Master Servicer shall be entitled to reimbursement of its actual costs for the provision of any Disentanglement Services.

(ii) Duration of Disentanglement Obligations. The Master Servicer’s obligation to provide Disentanglement Services will continue until the earlier of (a) the date a Disentanglement reasonably satisfactory to the Control Party has been completed and (b) the date the Disentanglement Period expires. The “Disentanglement Period” means the period of time designated by the Control Party, continuing for up to twenty-four (24) months after the date of the Master Servicer’s termination due to a Master Servicer Termination Event. The Disentanglement Period will commence on the date that the Master Servicer is terminated.

(b) Specific Obligations. Disentanglement Services provided by the Master Servicer will include, but will not be limited to the following services:

(i) Termination Assistance Plan. The Master Servicer will work with the Back-Up Manager to develop a plan reasonably acceptable to the Control Party for the orderly transition of the performance of the Services from the Master Servicer and its subservicers to the Successor Servicer or its designated alternate service provider.

(ii) Training. The Master Servicer will provide all reasonable training for personnel of the Successor Servicer or the Successor Servicer’s designated alternate service provider in the performance of the Services being transitioned.

(c) Subservicing Arrangements; Authorizations.

(i) With respect to each Subservicing Arrangement and unless the Control Party elects to terminate such Subservicing Arrangement in accordance with SECTION 2.12 hereof, the Master Servicer will:

(A) assign to the Successor Servicer or its designated alternate service provider all of the Master Servicer’s rights under such Subservicing Arrangement to which it is party used by the Master Servicer in performance of the transitioned Services; and

(B) procure any third party authorizations necessary to grant the Successor Servicer or its designated alternate service provider the use and benefit of such Subservicing Arrangement to which it is party used by the Master Servicer in performing the transitioned Services, pending their assignment to the Successor Servicer under this Agreement.

(ii) If the Control Party elects to terminate such Subservicing Arrangement in accordance with SECTION 2.12 hereof, the Master Servicer will take all reasonable actions necessary or reasonably requested by the Control Party to accomplish a complete transition of the Services performed by a Subservicer under the applicable Subservicing Arrangement to the Successor Servicer, or to any alternate service provider designated by the Control Party, without interruption or adverse impact on the provision of Services.

(d) Confidential Information. The Master Servicer will comply with the terms of ARTICLE 7 relating to the return and destruction of Confidential Information.

(e) Third-Party Intellectual Property. The Master Servicer will assist the Successor Servicer or its designated alternate service provider in obtaining any necessary licenses or consents to use any third-party Intellectual Property then being used by the Master Servicer or any Subservicer. The Master Servicer will assign any such license or sublicense directly to the Successor Servicer or its designated alternate service provider to the extent the Master Servicer has the necessary rights to assign such agreements to the Successor Servicer or its designated alternate service provider without incurring any additional cost.

SECTION 6.3 No Effect on Other Parties. Upon any termination of the rights and powers of the Master Servicer from time to time pursuant to SECTION 6.1 or SECTION 8.1, or a resignation pursuant to SECTION 4.4(b), upon any appointment of a Successor Servicer, all the rights, powers, duties, obligations and responsibilities of the Securitization Entities, the Control Party or the Trustee under this Agreement, the Indenture and the other Related Documents shall remain unaffected by such termination or appointment and shall remain in full force and effect thereafter, except as otherwise expressly provided in this Agreement or in the Indenture.

SECTION 6.4 Rights Cumulative. All rights and remedies from time to time conferred upon or reserved to the Securitization Entities, the Trustee, each Insurer or the Noteholders or to any or all of the foregoing are cumulative, and none is intended to be exclusive of another or any other right or remedy which they may have at law or in equity. Except as otherwise expressly provided herein, no delay or omission in insisting upon the strict observance or performance of any provision of this Agreement, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy. Every right and remedy may be exercised from time to time and as often as deemed expedient.

ARTICLE 7

CONFIDENTIALITY

SECTION 7.1 Confidentiality.

(a) The parties hereto acknowledge that during the term of this Agreement each party may receive Confidential Information from another party hereto. Each party agrees to maintain the Confidential Information in the strictest of confidence and will not, at any time, use, disseminate or disclose any Confidential Information to any person or entity other than those of its employees or representatives who have a “need to know”, who have been apprised of this restriction. Recipient shall be liable for any breach of this SECTION 7.1(a) by any of its employees or representatives and shall immediately notify Discloser in the event of any loss or disclosure of any Confidential Information of Discloser. Upon termination of this Agreement, Recipient will return to Discloser, or at Discloser’s request, destroy, all documents and records in its possession containing the Confidential Information of Discloser. Confidential Information shall not include information that: (i) is already known to Recipient without restriction on use or disclosure prior to receipt of such information from Discloser; (ii) is or becomes part of the public domain other than by breach of this Agreement by, or other wrongful act of, Recipient; (iii) is developed by Recipient independently of and without reference to any Confidential Information; (iv) is received by Recipient from a third party who is not under any obligation to Discloser to maintain the confidentiality of such information; or (v) is required to be disclosed by applicable law, statute, rule, regulation, subpoena, court order or legal process; provided that Recipient shall promptly inform the Discloser of any such requirement and cooperate with any attempt by the Discloser to obtain a protective order or other similar treatment. It shall be the obligation of Recipient to prove that such an exception to the definition of Confidential Information exists.

(b) Notwithstanding anything to the contrary contained in SECTION 7.1(a), the Securitization Entities, the Trustee, the Noteholders or the Insurers may use, disseminate or disclose any Confidential Information to any person or entity in connection with the enforcement of rights of the Securitization Entities, the Trustee, the Noteholders or the Insurers under the Indenture or the Related Documents; provided, however, that prior to disclosing any such Confidential Information:

(i) to any such person or entity other than in connection with any judicial or regulatory proceeding, such person or entity shall agree in writing to maintain such Confidential Information in a manner at least as protective of the Confidential Information as the terms of SECTION 7.1(a); or

(ii) to any such person or entity in connection with any judicial or regulatory proceeding, the Recipient will (x) promptly notify Discloser of each such requirement and identify the documents so required thereby, so that

Discloser may seek an appropriate protective order or similar treatment and/or waive compliance with the provisions of this Agreement; (y) use reasonable efforts to assist Discloser in obtaining such protective order or other similar treatment protecting such Confidential Information prior to any such disclosure; and (z) consult with Discloser on the advisability of taking legally available steps to resist or narrow the scope of such requirement. If, in the absence of such a protective order or similar treatment, the Recipient is nonetheless required by mandatory applicable law to disclose any part of Discloser’s Confidential Information which is disclosed to it under this Agreement, the Recipient may disclose such Confidential Information without liability under this Agreement, except that the Recipient will furnish only that portion of the Confidential Information which is legally required.

ARTICLE 8

MISCELLANEOUS PROVISIONS

SECTION 8.1 Retention and Termination of Master Servicer. The Master Servicer hereby covenants and agrees to act as servicer under this Agreement for an initial term of one year commencing on the Initial Closing Date, which term shall be renewed for successive one year periods on each anniversary of the Initial Closing Date (each such one year period or such shorter period designated below being hereinafter referred to as a “Servicing Period”) without the giving of further notice or any other action on the part of the Trustee or any party hereto unless a Master Servicer Termination Event has occurred and is continuing. If a Master Servicer Termination Event has occurred and is continuing, the Trustee may (at the written direction of the Control Party), by written notice to the Master Servicer and the Securitization Entities, (i) terminate the Servicing Period or (ii) specify a new Servicing Period (which may be 30 days or more), upon which notice the Master Servicer’s right to service shall be limited to the new Servicing Period and such new Servicing Period shall expire unless renewed through delivery of a written notice of extension of the Servicing Period by the Trustee (at the written direction of the Control Party) to the Master Servicer. Upon the expiration of any Servicing Period that is not renewed pursuant to this SECTION 8.1, the Master Servicer shall pay over to the applicable Securitization Entity or any other Person entitled thereto all proceeds of the Serviced Assets held by the Master Servicer. The provisions of SECTION 2.8 shall survive termination of this Agreement.

SECTION 8.2 Amendment.

(a) This Agreement may only be amended from time to time in writing, upon the consent of the Control Party, by the Securitization Entities party hereto, the Master Servicer and the Trustee; provided that, at the discretion of the Control Party, a Securitization Entity may be withdrawn from this Agreement if the Equity Interests of such Securitization Entity are foreclosed in the exercise of remedies upon an Event of Default.

(b) Promptly after the execution of any amendment, the Master Servicer shall send to the Trustee and each Rating Agency a conformed copy of such amendment, but the failure to do so will not impair or affect its validity.

(c) Any amendment or modification effected contrary to the provisions of this SECTION 8.2 shall be null and void.

SECTION 8.3 Acknowledgement. Without limiting the foregoing, the Master Servicer hereby acknowledges that, on the date hereof, the Securitization Entities will pledge to the Trustee under the Indenture and the Global G&C Agreement, all of such Securitization Entities’ right and title to, and interest in, this Agreement and the Collateral; and such pledge includes all of such Securitization Entities’ rights, remedies, powers and privileges, and all claims of such Securitization Entities against the Master Servicer, under or with respect to this Agreement (whether arising pursuant to the terms of this Agreement or otherwise available at law or in equity), including (i) the rights of such Securitization Entities and the obligations of the Master Servicer hereunder and (ii) the right, at any time, to give or withhold consents, requests, notices, directions, approvals, demands, extensions or waivers under or with respect to this Agreement or the obligations in respect of the Master Servicer hereunder to the same extent as such Securitization Entities may do. The Master Servicer hereby consents to such pledges described above, acknowledges and agrees that the Trustee and its assigns and the Control Party, shall be third-party beneficiaries of the rights of such Securitization Entities arising hereunder and agree that the Trustee or the Control Party may enforce the provisions of this Agreement, exercise the rights of such Securitization Entities and enforce the obligations of the Master Servicer hereunder without the consent of the such Securitization Entities.

SECTION 8.4 Governing Law; Waiver of Jury Trial; Jurisdiction.

(a) This Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to conflicts of law principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).

(b) The parties hereto each hereby waive any right to have a jury participate in resolving any dispute, whether in contract, tort or otherwise, arising out of, connected with, relating to or incidental to the transactions contemplated by this Agreement.

(c) The parties hereto each hereby irrevocably submit (to the fullest extent permitted by applicable law) to the non-exclusive jurisdiction of any New York state or federal court sitting in the borough of Manhattan, New York City, State of New York, over any action or proceeding arising out of or relating to this Agreement or any related documents and the parties hereto hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard and determined in such New York state or federal court. The parties hereto each hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection each may now or hereafter have, to remove any such action or proceeding, once commenced, to another court on the grounds of forum non conveniens or otherwise.

SECTION 8.5 Notices. All notices, requests or other communications desired or required to be given under this Agreement shall be in writing and shall be sent by (a) certified or registered mail, return receipt requested, postage prepaid, (b) national prepaid overnight delivery service, (c) telecopy or other facsimile transmission (following with hard copies to be sent by national prepaid overnight delivery service) or (d) personal delivery with receipt acknowledged in writing, to the address set forth in the Base Indenture. Any party hereto may change its address for notices hereunder by giving notice of such change to the other parties hereto, with a copy to the Control Party. Any change of address of a Noteholder shown on a Note Register shall, after the date of such change, be effective to change the address for such Noteholder hereunder. All notices and demands shall be deemed to have been given either at the time of the delivery thereof to any officer or manager of the Person entitled to receive such notices and demands at the address of such Person for notices hereunder, or on the third day after the mailing thereof to such address, as the case may be.

SECTION 8.6 Severability of Provisions. If one or more of the provisions of this Agreement shall be for any reason whatever held invalid or unenforceable, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Agreement and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining provisions, or the rights of any parties hereto. To the extent permitted by law, the parties hereto waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect.

SECTION 8.7 Delivery Dates. If the due date of any notice, certificate or report required to be delivered by the Master Servicer hereunder falls on a day that is not a Business Day, the due date for such notice, certificate or report shall be automatically extended to the next succeeding day that is a Business Day.

SECTION 8.8 Binding Effect; Limited Rights of Others. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto. Except as provided in the preceding sentence and except for the rights of the third party beneficiaries described in SECTION 8.3, nothing in this Agreement expressed or implied, shall be construed to give any Person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, agreements, representations or provisions contained herein.

SECTION 8.9 Termination; Article and Section Headings. The Agreement shall terminate upon the latest to occur of (x) the final payment or other liquidation of the last outstanding Serviced Asset included in the Collateral or (y) the satisfaction and discharge of the Indenture pursuant to Article 11 of the Base Indenture. The Article and Section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

SECTION 8.10 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Master Servicing Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

DOMINO’S PIZZA LLC, as Master Servicer

By:
Name:	L. David Mounts
Title:	Chief Financial Officer and
Vice President

DOMINO’S PIZZA NS CO.

By:
Name:	L. David Mounts
Title:	Vice President

DOMINO’S SPV GUARANTOR LLC

By:
Name:	L. David Mounts
Title:	Chief Financial Officer and
Vice President

DOMINO’S PIZZA MASTER ISSUER LLC

By:
Name:	L. David Mounts
Title:	Chief Financial Officer and
Vice President

DOMINO’S PIZZA FRANCHISING LLC

By:
Name:	L. David Mounts
Title:	Chief Financial Officer and
Vice President

[Signatures continued on next page]

[SIGNATURE PAGE TO MASTER SERVICING AGREEMENT]

DOMINO’S PIZZA INTERNATIONAL FRANCHISING INC.

By:
Name:	L. David Mounts
Title:	Vice President and Treasurer

DOMINO’S PIZZA DISTRIBUTION LLC

By:
Name:	L. David Mounts
Title:	Chief Financial Officer and
Vice President

DOMINO’S SPV CANADIAN HOLDING COMPANY INC.

By:
Name:	L. David Mounts
Title:	Vice President

DOMINO’S PIZZA CANADIAN DISTRIBUTION ULC

By:
Name:	L. David Mounts
Title:	Vice President

[Signatures continued on next page]

[SIGNATURE PAGE TO MASTER SERVICING AGREEMENT]

[Signatures continued from previous page]

DOMINO’S IP HOLDER LLC

By:
Name:	L. David Mounts
Title:	Vice President

[Signatures continued on next page]

[SIGNATURE PAGE TO MASTER SERVICING AGREEMENT]

[Signatures continued from previous page]

CITIBANK, N.A.
as Trustee

By:
Name:
Title:

[SIGNATURE PAGE TO MASTER SERVICING AGREEMENT]

EXHIBIT A

JOINDER AGREEMENT

This Joinder Agreement (this “Agreement”), dated as of [insert date], among [insert name] (the “Additional Securitization Entity”), Domino’s Pizza LLC, a Michigan limited liability company (the “Master Servicer”), and Citibank, N.A., as trustee (the “Trustee”).

Section 1. Reference to Master Servicing Agreement; Definitions. Reference is made to the Master Servicing Agreement, dated as of April 16, 2007, as now in effect (the “Master Servicing Agreement”), among Domino’s Pizza Master Issuer LLC, a Delaware limited liability company (the “Master Issuer”), the other Securitization Entities party thereto, the Master Servicer and the Trustee. For all purposes of this Agreement, capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in Annex A to the Base Indenture dated as of April 16, 2007, as now in effect (the “Base Indenture”), among the Master Issuer, the other Co-Issuers and the Trustee.

Section 2. Joinder. Effective as of the date on which all the conditions in Section 3 below are satisfied (the “Joinder Date”), the Additional Securitization Entity joins in and becomes party (as fully as if the Additional Securitization Entity had been an original signatory thereto) to the Master Servicing Agreement as a party thereunder for all purposes thereof.

Section 3. Conditions. The effectiveness of the joinder in Section 2 above shall be subject to the satisfaction of the following conditions on or prior to the Joinder Date:

(a) Proper Proceedings. This Agreement shall have been authorized by all necessary corporate or other proceedings. All necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person of any of the transactions contemplated hereby shall have been obtained and shall be in full force and effect.

(b) General. All legal and corporate proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Control Party and the Control Party shall have received copies of all documents, including certified copies of the formation documents of the Additional Securitization Entity, records of limited liability company or corporate proceedings, certificates as to signatures and incumbency of officers and opinions of counsel, which the Control Party may have reasonably requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

Section 4. Further Assurances. The Additional Securitization Entity will, upon the request of the Control Party from time to time, execute, acknowledge and deliver, and file and record, all such instruments, and take all such action, as the Control Party may reasonably request to carry out the intent and purpose of this Agreement and any other Related Document.

Section 5. Notices. Any notice or other communication to the Additional Securitization Entity in connection with this Agreement or any other Related Document shall be deemed to be delivered if in writing and addressed to:

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[Insert Address]

Section 6. General. This Agreement, the Master Servicing Agreement and the other Related Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. Except to the extent specifically supplemented hereby, the provisions of the Related Documents shall remain unmodified. The Master Servicing Agreement and the Related Documents, each as supplemented hereby, are each confirmed as being in full force and effect. This Agreement shall constitute a Related Document. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, including as such successors and assigns all holders of any obligations evidenced by the Notes. This Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to conflicts of law principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).

[The remainder of this page is intentionally left blank.]

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Each of the parties has executed this Agreement under seal by a duly authorized officer as of the date first written above.

[ NAME OF ADDITIONAL SECURITIZATION ENTITY]

By:
Name:
Title:

DOMINO’S PIZZA LLC, as Master Servicer

By:
Name:	L. David Mounts
Title:	Chief Financial Officer and Vice
President

CITIBANK, N.A.
as Trustee

By:
Name:
Title:

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EXHIBIT B

POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS, that [            ], a Delaware limited liability company (the “Securitization IP Holder”), hereby appoints Domino’s Pizza LLC, a Michigan limited liability company, and any and all officers thereof as its true and lawful attorney-in-fact, with full power of substitution, in connection with the services ascribed below with respect to the Securitization IP and the Overseas IP (as such terms are defined in the Master Servicing Agreement, dated as of the date hereof, among the Securitization IP Holder, certain of its affiliates and Citibank, N.A. (the “Master Servicing Agreement”)), with full irrevocable power and authority in the place of the Securitization IP Holder and in the name of the Securitization IP Holder or in its own name as nominee for the Securitization IP Holder, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the foregoing, subject to the Master Servicing Agreement, including, without limitation, the full power to:

(i) sign its name upon all filings and to do all things necessary to maintain and register the Trademark Assets with the United States Patent and Trademark Office (the “PTO”), any state trademark registry and/or any applicable foreign intellectual property office;

(ii) sign its name upon all filings and to do all things necessary to maintain and prosecute Patents among the Securitization IP and the Overseas IP with the PTO and with any applicable foreign intellectual property office;

(iii) sign its name upon all filings and to do all things necessary to maintain, register and renew the Copyrights among the Securitization IP and the Overseas IP with the United States Copyright Office and with any applicable foreign intellectual property office;

(iv) sign its name upon all filings and to do all things necessary to maintain, register and renew domain names among the Securitization IP and the Overseas IP;

(v) perform such functions and duties, and prepare and file such documents, as are required under the Base Indenture (as defined in the Master Servicing Agreement) to be performed, prepared and/or filed by the Securitization IP Holder, including: (i) executing and recording such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Trustee and the Co-Issuers may from time to time reasonably request in order to perfect and maintain the security interests in the Securitization IP and the Overseas IP granted by each Securitization IP Holder to the Trustee (as defined in the Master Servicing Agreement) under the Related Documents (as defined in the Master Servicing Agreement) in accordance with the UCC (as defined in the Master Servicing Agreement); and (ii) executing grants of security interests or any similar instruments required under the Related Documents to evidence such security interests in the Securitization IP and the Overseas IP and recording such grants or other instruments with the relevant authority including the U.S. Patent and Trademark Office, the U.S. Copyright Office or any applicable foreign intellectual property office;

(vi) take such actions on behalf of the Securitization IP Holder that are expressly required by the terms, provisions and purposes of the IP License Agreements; or cause the preparation by other appropriate persons, of all documents, certificates and other filings as the Securitization IP Holder shall be required to prepare and/or file under the terms of the IP License Agreements; and

(vii) pay or arrange for payment or discharge taxes and liens levied or placed on or threatened against the Securitization IP or the Overseas IP.

This Power of Attorney is governed by the laws of the State of New York applicable to powers of attorney made and to be exercised wholly within such State.

Dated: This [                    ]

[ ]

By:
Name:
Title:

2

STATE OF NEW YORK	)
	:	ss.:
COUNTY OF NEW YORK	)

On the [                    ], before me the undersigned, personally appeared                                                              , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

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